Exhibit 99.1

Applied Optoelectronics Announces Proposed Private Offering of $80 Million of Convertible Senior Notes due 2026

SUGAR LAND, Texas, November 30, 2023 — Applied Optoelectronics, Inc. (NASDAQ: AAOI) (“AOI”) announced today that it intends to offer to sell, subject to market and other conditions, $80 million aggregate principal amount of Convertible Senior Notes due 2026 (the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Final terms for the offering of the Notes will be determined at the time of pricing. The Notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the Notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The Notes will be convertible at the option of holders of the Notes under certain specified circumstances, as set forth in the indenture governing the Notes. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). Initially, the Notes will not be guaranteed, but the Notes will be fully and unconditionally guaranteed, on a senior, unsecured basis, by certain of our future domestic subsidiaries.

We intend to use the net proceeds from the offering to repurchase or exchange our existing 5.00% Convertible Senior Notes due 2024 (the “2024 notes”) in individual, privately negotiated transactions with existing holders thereof, as described below.

Concurrently with the offering, we expect to enter into separate, privately negotiated transactions with certain holders of our 2024 notes to exchange or repurchase a portion of the outstanding 2024 notes for a combination of cash and shares of our common stock. Following the completion of the offering, we may engage in additional exchanges, or we may repurchase or induce conversions, of the 2024 notes. Holders of the 2024 notes that participate in any of these exchanges, repurchases or induced conversions may purchase or sell shares of our common stock in the open market to unwind any hedge positions they may have with respect to the 2024 notes or to hedge their exposure in connection with these transactions. These activities may adversely affect the trading price of our common stock and the Notes we are offering. Moreover, market activities by holders of the 2024 notes that participate in the concurrent exchanges or repurchases may impact the initial conversion price of the Notes we are offering.

There can be no assurance that the offering of the Notes will be completed. The Notes will be sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The offer and sale of the Notes and the shares, if any, issuable upon their conversion have not been registered under the Securities Act, and the Notes and such shares may not be offered or sold without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws, or in transactions not subject to those registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of the Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “could,” “would,” “target,” “seek,” “aim,” “predicts,” “think,” “objectives,” “optimistic,” “new,” “goal,” “strategy,” “potential,” “is likely,” “will,” “expect,” “plan” “project,” “permit” or by other similar expressions that convey uncertainty of future events or outcomes. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause our actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of the COVID-19 pandemic on our business and financial results; reduction in the size or quantity of customer orders; change in demand for our products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; our reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers’ products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023. More information about these and other risks that may impact our business are set forth in the “Risk Factors” section of our quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI’s products are the building blocks for broadband fiber access networks around the world, where they are used in the CATV broadband, internet datacenter, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China.